Exhibit 99.2

PROXY

GPC HOLDINGS, INC.

P.O. BOX 78

HONOLULU, HAWAII  96810

THIS PROXY IS SOLICITED BY ORDER OF THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF SHAREHOLDERS

       , 2013

The undersigned shareholder of GPC HOLDINGS, INC. (the “Corporation”) hereby constitutes and appoints David C. Hulihee and Robert M. Creps and each of them, proxies with full power of substitution and with the power to act alone, to represent the undersigned at the special meeting of the shareholders of the Corporation to be held at              p.m., on           day,        , 2013, at the Kapolei Corporate Office, 949 Kamokila Boulevard, Suite 100, Kapolei, Hawaii, and any and all adjournments or postponements thereof, with all the rights and powers the undersigned would possess to vote and act if personally present, upon the proposal set forth below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1.

The undersigned hereby authorizes and directs said proxies to vote all of the shares of common stock of the Corporation which the undersigned is entitled to vote as follows:

1.              To approve the Agreement and Plan of Merger dated June 6, 2013 by and among  the Corporation, Grace Pacific Corporation, Alexander & Baldwin, Inc., A&B II, LLC and David C. Hulihee, in his capacity as the shareholders’ representative (check one)

FOR           AGAINST           ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.  IF ANY OTHER BUSINESS IS TRANSACTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES.  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY AND MAY BE REVOKED AT ANY TIME BEFORE COMMENCEMENT OF THE MEETING.

Dated: , 2013.

Signature of Shareholder

Please Print Name(s) and Title (if any)

Signature of Joint Shareholder, if any

Please Print Name(s) and Title (if any)

Please sign exactly as name(s) appear on the stock certificate. If signing for corporation, estate or trust, your title should be stated. If more than one trustee, all should sign. All joint owners must sign.

No. of outright shares:

(Please note that all shares held in the Corporation’s 401(k) Retirement Saving Plans will be voted by the Plan trustees.  If you have any questions regarding the voting of shares held in the plans, please contact the Plan trustees.)

PLEASE DATE, SIGN AND RETURN THIS PROXY TO ROBERT M. CREPS, SECRETARY OF GPC HOLDINGS, INC., IN THE ENCLOSED POSTAGE PREPAID ENVELOPE, AND MAIL TO:

ROBERT M. CREPS

GPC HOLDINGS, INC.

P.O. BOX 78

HONOLULU, HAWAII 96810

YOU MAY ALSO DELIVER THIS PROXY BY PERSONAL DELIVERY TO:

ROBERT M. CREPS

GPC HOLDINGS, INC.

949 KAMOKILA BLVD., SUITE 100

KAPOLEI, HAWAII 96707